FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 21st day of March, 2017, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and AEROHIVE NETWORKS, INC., a Delaware corporation (“Borrower”).
RECITALS
A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 18, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, (ii) modify the definition of Streamline Eligible, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.1.1 (Revolving Advances). Subsection (a) of Section 2.1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
(a)    Formula Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make formula advances (the “Formula Advances”) not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

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2.2    Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement is hereby amended by deleting the reference to “the Default Rate (as hereinafter defined)” therein and inserting in lieu thereof “a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%)”.
2.3    Section 2.3 (Payment of Interest on the Credit Extensions). Subsection (g) of Section 2.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
(g)    Reserved.
2.4    Section 2.4 (Fees). Section 2.4 of the Loan Agreement is hereby amended by adding the following immediately after clause (e) as clause (f):
(f)    Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last day of each calendar quarter prior to the Revolving Line Maturity Date and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to three-tenths of one percent (0.30%) per annum of the average unused portion of the Revolving Line, as determined by Bank.
2.5    Section 2.5 (Payments; Application of Payments). The first sentence of Subsection (b) of Section 2.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
Subject to the terms of Section 6.13(c), Bank shall apply the whole or any part of collected funds against the Revolving Line or credit such collected funds to a depository account of Borrower with Bank (or an account maintained by an Affiliate of Bank), the order and method of such application to be in the sole discretion of Bank.
2.6    Section 3.3 (Conditions Precedent to all Credit Extensions). Subsections (a) and (b) of Section 3.3 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
(a)    timely receipt of the Credit Extension request and any materials and documents required by Section 3.5;
(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided,

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however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
2.7    Section 3.5 (Procedures for Borrowing). Subsection (a)(i) of Section 3.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
(i)    Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank in the form of a Notice of Borrowing or without instructions if any Advances is necessary to meet Obligations which have become due. The Notice of Borrowing shall be made by Borrower through Bank’s online banking program; provided, however, if Borrower is not utilizing Bank’s online banking program, then such Notice of Borrowing shall be in the form attached hereto as Exhibit F and shall be executed by an Authorized Signer. Bank shall have received satisfactory evidence that the provision of such notices and the requests for Advances have been approved by the Board. The Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Advance; (2) the requested Funding Date; (3) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (4) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month. Notwithstanding any terms in this Agreement to the contrary, each LIBOR Advance shall not be less than One Million Dollars ($1,000,000). In addition to such Notice of Borrowing, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion.
2.8    Section 3.6 (Conversion and Continuation Elections). Subsection (b) of Section 3.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
(b)    Borrower shall deliver a Notice of Conversion/Continuation by electronic mail via Bank’s online banking program to be received by Bank prior to 12:00 p.m. Pacific time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if any Advances are to be converted into Prime Rate Advances, in each case specifying the:
(1)    proposed Conversion Date or Continuation Date;
(2)    aggregate amount of the Advances to be converted or continued;

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(3)    nature of the proposed conversion or continuation; and
(4)    if the resulting Advance is to be a LIBOR Advance, the duration of the requested Interest Period.
2.9    Section 5.3 (Accounts Receivable). Section 5.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
5.3    Accounts Receivable.
(a)    For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.
(b)    All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct in all material respects and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all material respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.
2.10    Section 6.2 (Financial Statements, Reports, Certificates). Subsections (a) and (b) of Section 6.2 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
(a)    Borrowing Base Reports. In the event that Borrower is not Streamline Eligible, a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) within thirty (30) days after the end of each month;
(b)    A/R Aging Reports. In the event that Borrower is not Streamline Eligible, within thirty (30) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and general ledger;
2.11    Section 6.6 (Operating and Investment Accounts). Section 6.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
6.6    Operating and Investment Accounts.

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(a)    Maintain all of its primary operating and investment accounts with Bank and Bank’s Affiliates and conduct all of its primary domestic banking services and foreign currency exchange and letters of credit through Bank and Bank’s Affiliates. Notwithstanding the foregoing, or anything to the contrary herein, Borrower may maintain the Bank of America deposit account having the account number ******7979 (last four digits) (the “External BOA Account”), provided that the funds in the External BOA Account do not exceed at any time an aggregate of Five Hundred Thousand Dollars ($500,000).
(b)    Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, (ii) Borrower’s PayPal account having the account number *********THHQ (last four digits) (“External Paypal Account”), provided that the funds in the External Paypal Account do not exceed at any time an aggregate of Five Hundred Thousand Dollars ($500,000), or (iii) the External BOA Account provided that the funds in the External BOA Account do not exceed at any time an aggregate of Five Hundred Thousand Dollars ($500,000).
2.12    Section 6.10 (Access to Collateral; Books and Records). Section 6.10 of the Loan Agreement is hereby amended by deleting the reference therein to “Eight Hundred Fifty Dollars ($850)” and replacing it with “One Thousand Dollars ($1,000)”.
2.13    Section 6.13 (Accounts Receivable). Section 6.13 of the Loan Agreement is hereby inserted immediately following Section 6.12:
6.13    Accounts Receivable.
(a)    Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing

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or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.
(b)    Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.
(c)    Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.13(d), all amounts received in the Cash Collateral Account shall be shall be either (1) applied to immediately reduce the Obligations at times when an Event of Default exists, or (1) transferred on a daily basis to Borrower’s operating account with Bank at times when no Event of Default exists. Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).
(d)    Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.13(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.
(e)    Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory with a book value in excess of Two Hundred Fifty Thousand Dollars ($250,000) to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.
(f)    Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time and after written notice to and consultation with Borrower (provided no such notice and consultation is required from Bank when an Event of Default has occurred

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and is continuing), (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.
(g)    No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.
2.14    Section 6.14 (Remittance of Proceeds). Section 6.14 of the Loan Agreement is hereby inserted immediately following Section 6.13:
6.14    Remittance of Proceeds. Except as otherwise provided in Section 6.13(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 6.13(c) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Two Hundred Fifty Thousand Dollars ($250,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section 6.14 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.
2.15    Section 6.15 (Online Banking). Section 6.15 of the Loan Agreement is hereby inserted immediately following Section 6.14:
6.15    Online Banking. Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).
2.16    Section 8.2 (Covenant Default). Subsection (a) of Section 8.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

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(a)    Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8(b), 6.10, 6.13, 6.14, or 6.15 or violates any covenant in Section 7; or
2.17    Section 9.1 (Rights and Remedies). Subsection (e) of Section 9.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
(e)    settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;
2.18    Section 9.2 (Power of Attorney). Section 9.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
9.2    Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable by Bank following the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and the Loan Documents have been terminated.

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2.19    Section 10 (Address for Notices). Borrower’s address for notices set forth in Section 10 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

If to Borrower:	Aerohive Networks, Inc. 1011 McCarthy Blvd. Milpitas, California 95035 Attn: John Ritchie, Chief Financial Officer Email: jritchie@aerohive.com

With copy to:	General Counsel
email: generalcounsel@aerohive.com
2.20    Section 13 (Definitions).
(a)    The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.
“Domestic Borrowing Base” is eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.
“Foreign Borrowing Base” is seventy percent (70%) of Eligible Foreign Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.
“Interest Payment Date” means, with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance and, with respect to Prime Rate Advances, the last calendar day of each month (or, if that day does not fall on a Business Day, then on the last Friday prior to such date).
“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Unused Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

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“Revolving Line Maturity Date” is March 31, 2019.
“Streamline Eligible” means, at all times that Borrower’s Net Cash is greater than or equal to Thirty-Five Million Dollars ($35,000,000) and no Event of Default has occurred and is continuing; provided, however, if Borrower’s Net Cash is less than Thirty-Five Million Dollars ($35,000,000) on any day, Borrower will not be Streamline Eligible until such time as Bank confirms that Borrower’s Net Cash was greater than or equal to Thirty-Five Million Dollars ($35,000,000) at all times during the immediately preceding full calendar month. A period in which Borrower is Streamline Eligible (other than one commencing on the Effective Date, if applicable) may only commence on the first (1st) day of a calendar month.
(b)    The preamble in the definition of Eligible Accounts set forth in Section 13.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.13(f) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment. Bank reserves the right upon prior written notice to Borrower at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:
(c)    The following new defined terms are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:
“Borrowing Base Report” is that certain report of the value of certain Collateral in the form attached hereto as Exhibit C.
“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.
“Unused Revolving Line Facility Fee” is defined in Section 2.4(f).

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2.21    Section 13 (Definitions). The defined terms “Borrowing Base Certificate”, “Minimum Interest”, “Minimum Interest Period”, and “Payment/Advance Form”, and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such terms in the Loan Agreement are hereby deleted in their entirety and from and after the date of this Amendment shall be of no further force and effect under the Loan Agreement.
2.22    Exhibit B (Payment/Advance Form). The Payment/Advance Form (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit B to the Loan Agreement is hereby deleted in its entirety.
2.23    Exhibit C (Borrowing Base Certificate). The Borrowing Base Certificate (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with the Borrowing Base Report attached hereto as Exhibit C. From and after the date of this Amendment, all references in the Loan Agreement to the Borrowing Base Certificate shall mean the Borrowing Base Report in the form attached hereto as Exhibit C.
2.24    Exhibit D (Compliance Certificate). The Compliance Certificate attached to the Loan Agreement as Exhibit D is hereby amended in its entirety and replaced with the Compliance Certificate attached hereto as Exhibit D. From and after the date of this Amendment, all references in the Loan Agreement to the Compliance Certificate shall mean the Compliance Certificate in the form attached hereto as Exhibit D.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (1) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (1) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (1) no Event of Default has occurred and is continuing;

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4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the March 31, 2015 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (1) any law or regulation binding on or affecting Borrower, (1) any contractual restriction with a Person binding on Borrower, (1) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (1) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall be deemed effective upon (1) the due execution and delivery to Bank of this Amendment by each party hereto, and (1) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:

AEROHIVE NETWORKS, INC.

By___ _/s/ John Ritchie________________________
Name:_John Ritchie_ ________________________
Title:__SVP CFO_____________________________

BANK:

SILICON VALLEY BANK

By____/s/ Rebecca Kinsella ____________________
Name:_Rebecca Kinsella ______________________
Title:__Vice President_________________________

[Signature Page to First Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT C
BORROWING BASE REPORT – A/R LEDGER
NOTE: The information set forth below in this Exhibit is for purposes of example only and is not intended to be the actual calculation of the Borrowing Base.

A/R Ledger: A table with one row for each open invoice shall be supplied with the following columns:

Column Number	Column Header	Mandatory	Format	Max length	Description	Example
1	Record Type	Yes	Code	2	Technical field, indicates the type of record (always "02" for invoices).	2
2	Debtor ID	Yes	Alpha-numeric	20	Debtor identifier. The unique value by which you identify your debtor or debtor account	DB-1994-0014
3	Debtor Name	No	Alpha-numeric	50	Debtor name	COCA COLA
4	Document Number	Yes	Alpha-numeric	50	Document (invoice or credit note) identifier.	IN-1994-0014/33
5	Document Date	Yes	Date		Issue date of the invoice or credit note	20100315
6	Due Date	No	Date		Invoice due date.	20100331
7	Currency	Yes	Alpha-numeric	3	Invoice, credit note currency. ISO code.	EUR
8	Amount	No	Amount	13.3	Total (gross) invoice or credit note amount. Original amount.	98000.25
9	Open Amount	Yes	Amount	13.3	Invoice open amount or credit note open amount. Unpaid amount for invoice or amount of non-allocated credit note. If the whole invoice is unpaid it is equal to INVOICE_AMOUNT.	98000.25
10	Document Type	Yes	Alpha-numeric	1	Indicates if it is an invoice or credit note. D – debit = invoice C – credit = credit note	D
11	Related Invoice	No	Alpha-numeric	50	For credit notes only. Number of invoice which is credited with this credit note.	IN-1998-9014/63

Debtors: A table with one row for each new debtor:

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No.	Field Name	Mandatory	Field Type	Max Length	Description	Valid Values
1	Record Type	Yes	Code	2	Identifies the type of line. Hardcode to "02"	2
2	Debtor ID	Yes	Alphanumeric	20	Unique identifier for the debtor	DB-1994-0014
3	Currency	No	Alphanumeric	3	ISO currency code	USD
4	Debtor Type	Yes	Alphanumeric	1	Identifies if the debtor is a person or company M - Company P - Person	M
5	Debtor Name	Yes	Alphanumeric	100	Name of the debtor (If debtor is an individual, enter Last Name here	COCA COLA
6	Legal Form	No	Alphanumeric	10	Entity type, such as Corporation or Trust	Co
7	Debtor First Name	No	Alphanumeric	80	If Debtor is a person, enter first name here
8	Debtor Code Type	No	Alphanumeric	25	If using external source for debtor, such as Dun & Bradstreet, enter the code type	DUNS_NO
9	Debtor Code	No	Alphanumeric	40	If using code type (preceding field), enter code value here	234876875
10	Address 1	No	Alphanumeric	100	Street Address line of debtor
11	Address 2	No	Alphanumeric	100	Additional Street address line of debtor
12	Zip Code	No	Alphanumeric	15	Debtor zip code	41-821
13	City	No	Alphanumeric	60	Debtor city	London
14	State	No	Alphanumeric	6	Debtor state (abbreviation)	VA
15	Country	Yes	Alphanumeric	2	Country where debtor is domiciled - 2 digit code	DE
16	Language	No	Alphanumeric	2	Language of the debtor	AN
17	Phone	No	Alphanumeric	250	Debtor's phone number	330934821
18	Fax	No	Alphanumeric	250	Debtor's fax number
19	Email	No	Alphanumeric	100	Debtor's email address	debtor@aaaa.com

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20	Contact Name	No	Alphanumeric	80	Contact person at debtor company	JOHN SMITH

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EXHIBIT D

COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                        Date:
FROM: AEROHIVE NETWORKS, INC.

The undersigned authorized officer of Aerohive Networks, Inc. (“Borrower”) certifies on behalf of Borrower and not in any individual capacity that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):
(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) no Events of Default have occurred and are continuing; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP (subject in the case of unaudited financial statements to normal year-end adjustments and the absence of footnotes) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate (“CC”)	When not Streamline Eligible: Monthly within 30 days	Yes No
Quarterly Compliance Certificate (“CC”) with latest quarterly SEC Filings	When Streamline Eligible: Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
SEC Filings (i.e., 10‑Q, 10‑K and 8-K)	Within 5 days after filing with SEC	Yes No
Borrowing Base Report	Only when not Streamline Eligible: Monthly within 30 days	Yes No
A/R & A/P Agings, Deferred Revenue Reports	Only when not Streamline Eligible: Monthly within 30 days	Yes No
Annual Board-Approved Financial Projections	Within 15 days after Board Approval	Yes No

Streamline Eligibility	Required	Actual	Complies	Non-Formula Amount
If Net Cash is greater than or equal to:	$35,000,000	$________	Yes No	$20,000,000
If Net Cash is less than:	$35,000,000	$________	Yes No	$10,000,000

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Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.25:1.00	_____:1.00	Yes No

External Accounts	Maximum Funds Allowed Therein	Actual	Complies
External BOA Account	Up to $500,000 in the aggregate	$_________
External Paypal Account	Up to $500,000 in the aggregate	$_________	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following is a list of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark not previously disclosed in writing to Bank, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property:

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(For the avoidance of doubt, Section 6.2(j) of the Agreement requires that Borrower provide written notice of the matters described in the aforementioned clauses (i), (ii) and (iii) promptly, but in no event later than forty-five (45) days after the last day of each quarter.)

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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AEROHIVE NETWORKS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________

I.Adjusted Quick Ratio (Section 6.7(a))
Required:    1.25:1.00

Actual:

A.	Aggregate value of Borrower and its Subsidiaries’ consolidated, unrestricted cash and cash equivalents maintained with Bank	$
B.	Aggregate value of Borrower and its Subsidiaries’ consolidated net billed accounts receivable	$
C.	Quick Assets (line A plus line B)	$
D.	Aggregate value of Obligations to Bank	$
E.
Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower and its Subsidiaries’ consolidated balance sheets, but excluding all subordinated debt (if any), and not otherwise reflected in line D above that matures within one (1) year
$
F.	Current Liabilities (line D plus line E), minus all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue	$
G.
On a consolidated basis, the sum (without duplication) of Borrower and its Subsidiaries’ (a) outstanding principal amount of all Indebtedness, whether current or long-term, for borrowed money and all obligations and indebtedness evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) purchase money Indebtedness, (c) the face amount of all outstanding letters of credit (including standby and commercial), and all Indebtedness arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) indebtedness in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Indebtedness in respect of capital leases and synthetic lease obligations, (f) without duplication, guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
$
H.	Aggregate Liabilities (line F plus line G)	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.25:1:00?

  No, not in compliance                          Yes, in compliance

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